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                                                                Exhibit 99.308


                      NEGATIVE ZONAL MARKET CLEARING PRICES

WHAT ARE THE ZONAL MARKET CLEARING PRICES
PX's Zonal Market Clearing Prices (MCPs) are intended to capture the geographic variations in the marginal energy prices in California at those times when transmission system is congested and energy cannot freely flow between all zones. At times when congestion exists in the ISO controlled grid, the PX, like all other Scheduling Coordinators in California, must pay the ISO congestion charges(1). Hence, the PX needs to settles with its participants based on zonal MPCs in order to stay revenue neutral.

In a typical day-ahead market, the PX energy auction process clears the energy market hourly by matching generation/import bids with demand/export bids for that hour. In this process, the PX determines portfolio energy schedules for its market participants as well as a single "Unconstrained" Market Clearing Price for all of California as well as its ties without regard for transmission system constraints. The PX then submits these schedules to the ISO as the Initial Preferred Schedule (IPS). The IPS(2) includes energy schedules for individual scheduled resources along with the optional Schedule Adjustment Bids (SAB)(3) for these resources.

The ISO studies the impact of all schedules that it receives for potential transmission congestion. If congestion is detected across any transmission path, the ISO will alter the schedules at the two ends of the path to relieve the congestion(4). The ISO relies on the SABs to determine which schedules to modify, and by how much, in order to relieve congestion at lowest possible cost. The congestion charges for each congested transmission path are directly dependent on SABs of the schedules across the congested path. If there are insufficient SABs for energy schedules across a congested path, the ISO modifies the schedules on a pro-rata basis and assigns an administrative congestion price for that path(5).

The PX receives the final energy schedules and congestion charges from the ISO. In order to pay ISO's congestion charges and stay revenue neutral, the PX calculates zonal MCPs according to the following three principals:

1. Difference in zonal MCPs between two zones is equal to congestion charges determined by the ISO for the same two zones; and

2.  Zonal MCP for each zone is equal to or
    greater than the marginal energy price in that zone(6); and

3. No zonal MCPs could be negative - this principal is not needed for revenue neutrality.

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(1) Also known as the transmission Usage Charge, these charges are the results of ISO's congestion management process (auction of transmission capacity). They reflect the overall cost of relieving transmission congestion by scheduling more expensive resources to "create reverse flow" on congested paths.

(2) The PX market participants create IPSs based on their portfolio energy schedules as determined by the PX.

(3) SAB for a supply resource (generation/import) represents the desire of the resource to increment its schedule if price increases, or decrement its schedule if the price decreases. Vice versa for demand/export resources. Resources that provide SABs indicate that they are willing to participate in the congestion management process and participate in setting transmission congestion charges. Resources that do not provide SABs are price takers so far as congestion charges are concerned - they want their schedules to remain constant and are willing to pay/accept any congestion related charges implicit in the price they receive.

(4) In this process the ISO is effectively conducting a transmission capacity auction. And the PX publishes two set of MCPs due to the sequential auctions of energy and transmission commodities in California's energy market: a single Unconstrained MCP after the energy auction and a number of zonal MCPs after the transmission auction by the ISO.

(5) Currently set at $100/MWh. Economically determined congestion charges are usually lower than $100.

(6) The marginal energy price (MEP) is a zone is the highest PX incremental or decremental SAB accepted by the ISO in that zone for managing congestion.


DS/PSC/PX                                                             Page 1
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EXAMPLE OF ZONAL MARKET CLEARING PRICES
Consider the energy market for hour 22 (9 to 10 PM) of March 11, 1998. The ISO discovered congestion along California-Oregon Intertie (COI) due to abundance of low cost imports from the Pacific Northwest. The ISO congestion management relieved the congestion by curtailing imports from zone known as NW1. The attached figure is intended to demonstrate the scenario in this example. In this scenario, the IPS is the result of the PX energy auction. The Final schedule is developed based on modifications to the IPS by the ISO in order to relieve congestion on COI. Since there were not sufficient SABs for import schedules from NW1 (across COI), the ISO has curtailed some imports from NW1 and assigned the administrative charge of $100 for congestion charge across COI.

According to the present method of calculating zonal MCPs, with a zero price floor on zonal MCPs, the zonal MCPs become Zero for the NW1 and $100.00 for all other zones including California(7). In this scenario, the MCP in California becomes substantially higher than the marginal energy price in California. The large zonal MCP in California lends itself to high energy payments and a major windfall for all generators in and imports into (other than those from the NW1) California. This condition is shown in the attached figure under the existing zonal MCPs solution.

Finally, it is rather straightforward to create a similar scenario by congesting any tie into California. Hence, gaming can readily develop in which the PX or the ISO market participants could create and take advantage of high energy payments in California.

WHAT IS THE IMPACT OF ALLOWING NEGATIVE MCPS
The principal of maintaining a zero price floor for zonal MCPs is not needed for the PX revenue neutrality. Should this constraint be removed, the price within California will become equal to the marginal energy price in California, $24.67/MWh in this example - see the values under the new zonal MCPs solution in the attached figure. And since the PX must pay the ISO for congestion charges, the zonal MCP for NW1 will be set at -$75.33/MWh(8).

HOW TO PROTECT AGAINST NEGATIVE MCPS
Negative MCPs entail net energy payments by the PX market participants in order to schedule their energy import into California(9). However, any market participant could readily avoid paying for importing (or generating) energy into California by providing SABs with its import (generation) schedule(s). Furthermore, if sufficient SABs are provided by the PX market participants, it is likely that the ISO can determine congestion charges economically based on actual marginal energy prices; and hence avoid assigning the administrative charge of $100 for congestion charges.

Finally, negative market clearing prices are a strong disincentive for gaming and a very strong incentive for market participants to provide SABs with their energy schedules.

AT THIS TIME, THE PX IS CONSIDERING DIFFERENT OPTIONS FOR POSTING NEGATIVE ZONAL MARKET CLEARING PRICES.

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(7) Zero for the NW1 is possible since import schedules from NW1 have indicated
    that they are price takers.
(8) Negative price for imports from NW1 is consistent with import schedules which have identified themselves as price takers.
(9) As was explained earlier this net negative payment is to cover congestion charges due ISO. Here again the negative payment is acceptable since the imports to California at NW1 have declared themselves as price takers and willing to pay any congestion charge to get their import into California. Finally, these negative payments are not limited to imports and could happen to any resource (generator, load and export) that declares itself as a price taker by not submitting a SAB.



DS/PSC/PX                                                             Page 2
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                        INITIAL PREFERRED SCHEDULE (IPS)









                       [Initial Preferred Schedule Chart]








                                 FINAL SCHEDULE




                             [Final Schedule Chart]



DS/PSC/PX                                                             Page 3